Auditor's Consent

                                                                  EXHIBIT 10 (b)









               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Experts" in the Prospectus in Post-Effective Amendment Number 8 to the Registration Statement (Form N-4, No. 333-08345) of John Hancock Variable Annuity Account H.

We also consent to the inclusion of our reports dated February 13, 2001 on the financial statements included in the Annual Report of the John Hancock Variable Annuity Account H and dated March 16, 2001 on the financial statements included in the Annual Report of the John Hancock Life Insurance Company for the year ended December 31, 2000.


                                                           /s/ Ernst & Young LLP
                                                           ERNST & YOUNG LLP

Boston, Massachusetts
April 25, 2001